                                                                    EXHIBIT 23.4

                              ACCOUNTANTS' CONSENT

    The Board of Directors
    Caravela Software, Inc.:

    We consent to the inclusion of our report dated February 2, 1999, with respect to the balance sheet of Caravela Software, Inc. as of December 31, 1998 and the related statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998 included herein and to the reference to our firm under the heading "Experts" included in the Registration Statement (Form SB-2) and related prospectus of BiznessOnline.com, Inc.

                                          /s/ KPMG LLP

Providence, Rhode Island
February 25, 1999